UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 7, 2009

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 7, 2009, at the Citigroup Global Entertainment, Media and Telecommunications Conference, Ivan Seidenberg, Chairman and Chief Executive Officer of Verizon Communications Inc. (Verizon), provided an update of Verizon’s initiatives for sustained organic growth. In his presentation, Mr. Seidenberg stated that:

•

Verizon estimates that it will report growth in earnings from continuing operations before special items for 2008 in the 7% to 8% range. (Earnings from continuing operations before special items eliminate items of revenues, expenses, gains and losses primarily as a result of their non-operational and/or non-recurring nature).

•	Verizon also expects to increase consolidated revenues and ARPU and to grow earnings from continuing operations before special items in 2009.

•	In the first half of 2009, Verizon expects Verizon Business revenues to be flat or somewhat lower compared to the same period in 2008.

•

Verizon reiterates its long-term goal to have wireline EBITDA margins in the 30-33% range. (EBITDA—or earnings before interest, taxes, depreciation and amortization—adds depreciation and amortization to operating income. Wireline EBITDA margin is calculated by dividing wireline EBITDA by wireline revenues.)

Verizon reiterates its estimate that capital expenditures in 2008 are expected to be less than $17.5 billion including integration capital related to Rural Cellular. Verizon reiterates its estimate that Verizon Wireless expects to realize potential synergy opportunities from the acquisition of Alltel Corporation. The net present value of expected synergies is more than $9 billion.

NOTE: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products or services; the impact of natural or man-made disasters or litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the ability to complete acquisitions and dispositions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: January 12, 2009	/s/ Thomas A. Bartlett
Thomas A. Bartlett Senior Vice President and Controller